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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of UTStarcom, Inc. on Form S-3 of our report dated May 12, 2003 (May 23, 2003 as to Note 11), relating to the consolidated financial statements of CommWorks (an operating segment of 3Com Corporation) for the nine months ended February 28, 2003 and the fiscal years ended May 31, 2002 and June 1, 2001 appearing in the Current Report on Form 8-K/A of UTStarcom, Inc. dated July 10, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                      /s/ DELOITTE & TOUCHE LLP

                      San Jose, California
                      December 10, 2003

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT